EXHIBIT 4.3

              NOT VALID UNLESS COUNTERSIGNED BY THE TRANSFER AGENT. INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

NUMBER                                                                    SHARES
------                                                                    ------

                                   PENGE CORP.

                                                           REGISTERED SECURITIES
                                                           CUSIP NO. 70705P 10 5

                   AUTHORIZED COMMON STOCK: 50,000,000 SHARES
                                PAR VALUE: $.001


THIS CERTIFIES THAT

IS THE RECORD HOLDER OF


SHARES OF                          PENGE CORP.                     COMMON STOCK

TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR. W

        ITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

DATED:


                          [PENGE CORP. CORPORATE SEAL]


-------------------------------                  -------------------------------
     KC HOLMES, PRESIDENT                               KIRK FISCHER, CEO






AMERICAN REGISTRAR & TRANSFER CO. PO BOX 1796, SALT LAKE CITY, UTAH 84110 COUNTERSIGNED ______________________________________
                 Registrar - Authorized Signature